Exhibit 23.4
                                                                    ------------


                               CONSENT OF COUNSEL


     We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan.




                                              CHADBOURNE & PARKE  LLP



30 Rockefeller Plaza
New York, New York  10112
October 19, 2000